                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/_/  Preliminary Proxy Statement           /_/  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/_/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to
     Section 240.14a-12


                           EUROPA CRUISES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 JAMES C. ILLIUS
                                PAUL J. DEMATTIA
                                  JOHN R. DUBER
                                 ROGER A. SMITH
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/_/ Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

* Copies of this document were released to security holders on or about June 12, 2002.

                 THE COMMITTEE OF CONCERNED EUROPA STOCKHOLDERS

  PAUL J. DEMATTIA       JOHN R. DUBER      JAMES C. ILLIUS     ROGER A. SMITH
  4002 Pine Forest      20018 Westover    3791 Francis Drive   5837 Sylvan Green
        Drive               Avenue          Rocky River, OH   Sylvania, OH 43560
   Parma, OH 44134      Rocky River, OH          44116
                             44116          (440) 331-1259
                        (440) 331-0194

                          www.proxymaterial.com/kruz/

                                                                   June 12, 2002

Dear Fellow Stockholder,

YOUR CONSENT IS REQUIRED BY JUNE 24, 2002.

For the past six weeks, the Committee of Concerned Europa Stockholders has been urging you to support its campaign to remove Deborah Vitale from the Board of Directors and replace her with seasoned gaming executive Jim Rafferty. We have argued that stockholders have received vague promises of imminent "deals," while management squanders the company's vital cash reserves. All of that has happened and is continuing to happen.

Now let's talk about what is really at stake . . . the future.

                          VITALE'S $500 MILLION FOLLY

    Under Vitale's leadership, the company is proposing a $500 million casino for the 404-acre Diamondhead, Mississippi site. She has provided no indication of when and how she will get the financing to break ground on this massive undertaking. She admits she is unable to set a construction date.

BUT ALSO LET'S NOT KID OURSELVES . . .

Various casino experts have opined that the Gulf Coast area casino market will not support another Beau Rivage. Thus, the project Vitale is proposing makes no sense--if the market will not support another Beau Rivage then no bank will agree to finance it. And if Vitale's vision for a destination resort cannot get financed then it will never be built. Ultimately, for you, the stockholder, it means that you will continue to own a vacant lot. Let's face it . . . . a vacant lot is unlikely to bring stock appreciation.

Just look what Vitale thinks is right for Diamondhead--beyond the casino:

    - four non-gaming hotels with 3,500 rooms

    - five restaurant pads

    - an outlet mall

    - a regional convention center

    - condominiums

    - an 18-hole golf course

It's a grand plan to rival Las Vegas or Atlantic City. The problem is that Diamondhead is not Las Vegas or Atlantic City and likewise, Deborah Vitale is not Donald Trump or Steve Wynn. Yes, Europa needs to make good use of this fantastic property but (lest Ms. Vitale forget because it has been so long) EUROPA ALSO NEEDS TO MAKE PROFITS FOR YOU, THE STOCKHOLDERS.

                THE COMMITTEE'S APPROACH: CLASSY BUT FUNCTIONAL

    Alternatively, the plan for Diamondhead advanced by Rafferty starts by facing reality: any casino built by Europa will primarily be visited by "casino enthusiasts"--men and women who live within a 50-mile radius of the property. Yes, we can, and will, attract traffic from the Interstate, but that is not where the principal customer base will be found. Diamondhead will never be a destination resort like Las Vegas. Sophisticated casino companies know their markets: they look to find a niche . . . to differentiate . . . to focus on what makes sense. That's what Europa needs to do.

    The Committee's development plan does just that by utilizing Mr. Rafferty's vast experience in developing similar casinos to focus on what makes sense: high-class lodging that is appropriate for the region and amenities on a scale that are environmentally sound and make sense for a realistic customer base. Vitale needs to understand that for this casino, for this market: "Bigger is definitely not better."

    Rafferty's plan calls for a casino that is open for business to the general public under a graduated plan with an initial targeted investment of $125 million that includes:

    - 40,000 square feet of casino space with 1,200 state of the art slot machines and 40 table games

    - a 400-room hotel capturing the simple elegance of a French country inn

    - 2 restaurants:--a Cajun/Creole cuisine buffet and a coffee shop offering home cooking at reasonable prices

    Simultaneous with the phase one development, management will work to form strategic alliances with other customer generating businesses to bring
$75 million in outside capital to the project. The plan anticipates two additional 300-room hotel projects, a nationally recognized restaurant and a retail and highway center.

THE GOAL: GROWTH THAT DOESN'T DEPLETE STOCKHOLDERS' RESOURCES.

    Once this investment proves successful, the Rafferty plan envisions a second phase that would include the addition of 400 hotel rooms, a 700-seat performing arts center and more casino space. In all, a total investment of $300 million, a quarter of which will come from outside investors. TOTAL SPENDING THROUGH EUROPA UNDER THE RAFFERTY PLAN IS LESS THAN HALF OF WHAT VITALE PROPOSES.

                    THE RIGHT PROJECT, THE RIGHT EXPERIENCE

    The Committee is supporting Rafferty and his associates because they not only offer the right solution for the market--they bring a team that can deliver. Rafferty and his colleagues have developed more than 10 major casino projects, including producing the best of entertainment. They have never been involved with a losing casino project and they have brought economic vibrancy to the communities they serve. Not surprisingly, banks are eager to provide the financing they need.

                         CAN YOU REALLY AFFORD TO WAIT?

    As stockholders, haven't we been patient long enough? Europa is bleeding cash at the rate of more than $800,000 a year. A $964,093 tax bill for the Diamondhead property looms in May 2005, less than three years away. The company has no operating income. Something has to give. EUROPA NEEDS LIQUIDITY NOW! Rafferty and his associates offer a plan that can be implemented--quickly. How much longer are you willing to trust Vitale--knowing that in a matter of months no deal will matter? IT WILL BE TOO LATE!

              THIS IS YOUR LAST CHANCE TO PROTECT YOUR INVESTMENT

    In nine years with Europa Cruises--as a director, chairman, and, now as President and CEO--Deborah Vitale has not brought a single new deal to the table. Don't expect them now. She is more than happy with the status quo-- watching as Europa depletes its limited resources. But the alternative is no better: because the monstrosity she wants to construct on the Gulf Coast shows little understanding of either the market or her responsibility to produce value for stockholders. With Vitale, either way you lose.

The Committee of Concerned Europa Stockholders has the right plan and the right people to implement it. We can make the casino at Diamondhead a reality--and a profitable one. But we can't do it without your vote.

              SIGN, DATE AND RETURN YOUR WHITE CONSENT CARD TODAY

             CONSENTS CANNOT BE SUBMITTED LATER THAN JUNE 24, 2002.
-----------------------------------------------------

                         IMPORTANT--VOTING INSTRUCTIONS

- The Committee urges you to DISCARD any GOLD consent card Mr. Frank E. Williams, Jr. sends to you. To vote FOR all of the Committee's proposals, you MUST execute a WHITE consent card.

- If you already voted a GOLD consent card, but wish to support the Committee, check the box indicating your intent to revoke your prior consent under PROPOSAL NUMBER THREE on our WHITE consent card and sign, date, and return the enclosed WHITE consent card in the postage-paid envelope provided as soon as possible.

- PLEASE SIGN, DATE, AND RETURN THE ENCLOSED WHITE CONSENT CARD TODAY IN THE ENVELOPE PROVIDED.

- If your shares are held in the name of a bank, broker, or other nominee, please sign, date and mail the enclosed WHITE consent card or contact the party responsible for your account and direct them to vote your shares for the Committee's proposals on the WHITE consent card as soon as possible. Your bank, broker, or other nominee can vote your shares only upon receipt of your specific instructions.

If you have questions, or require any assistance in voting your shares, please call the company assisting us in communicating with stockholders:

                          [GEORGESON SHAREHOLDER LOGO]

                           TOLL FREE: 1-866-318-0501
--------------------------------------------------------------------------------

Thank you for your support. Please return the WHITE consent card today to ensure that it is received in time to be counted.

                               Very truly yours,

                 THE COMMITTEE OF CONCERNED EUROPA STOCKHOLDERS

    Paul DeMattia          John R. Duber         James C. Illius        Roger A. Smith

FORWARD-LOOKING STATEMENTS. THE INFORMATION CONTAINED HEREIN INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE INDICATED BY WORDS OR PHRASES SUCH AS "ANTICIPATES," "ESTIMATES," "PROJECTS," "BELIEVES," "INTENDS," "EXPECTS," AND SIMILAR WORDS OR PHRASES. SUCH STATEMENTS AND ESTIMATES, BY THEIR NATURE, INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ACTUAL MEASUREMENTS AND FUTURE DEVELOPMENTS MAY AND SHOULD BE EXPECTED TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY ESTIMATES AND FORWARD-LOOKING STATEMENTS.